UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K-A
___________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

July 24, 2008
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01. Entry into a Material Definitive Agreement

On July 24, 2008, Vemics, Inc., a Nevada corporation (the “Company”), entered into a  letter of intent (the “Letter of Intent”) with GNM Healthcare Consulting Group LLC, a New York limited liability company and all of its subsidiaries (“GNM”), whereby GNM will merge with a wholly owned subsidiary of the Company.  A condition to the closing of the merger will be receipt of a minimum of $10 million dollars of financing on or prior to the closing of the merger and the satisfactory completion of due diligence by the Company and GNM.

The parties intend to effectuate a business combination whereby GNM will merge with a wholly owned subsidiary of the Company and the GNM shareholders will receive shares of the Company’s common stock representing 50% of the issued and outstanding shares of the Company as of the closing date.  It is the express understanding of the Company and GNM that prior to the Company acquiring all of the issued and outstanding shares of GNM, the terms and conditions of such acquisition shall be set forth in a definitive agreement.

As part of the merger, the Company will change its name to Imedicor, Inc., as soon after the closing as reasonably practical.

Aegis Capital Corp., acted as financial advisor to GNM and the Company in connection with the execution of this  Letter of Intent and is entitled to earn fees upon successful completion of the transaction.

Items 1.01 and 2.03. Entry into a Material Definitive Agreement; Unregistered Sale of Equity Securities

On July 29, 2008, Vemics, Inc., a Nevada corporation (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) with Ravine Valley Partners, LLC, an Illinois limited liability company (“RVP”), for the purchase of 13,333,333 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.12 per share and for the purchase of warrants (the “Warrants”) to purchase 4,000,000 shares of the Common Stock at an exercise price of $0.04 per share.  The total aggregate investment by RVP was $1,600,000.

The Warrants are exercisable commencing on July 29, 2008, the execution date of the Subscription Agreement, and expire on July 29, 2013 or earlier upon the Company’s redemption of the Warrants.  The Company may redeem the outstanding Warrants in whole, but not in part, at a price of $0.10 per Warrant, at any time, provided that the last sales price of the Common Stock has been equal to or greater than $5.25 per share for a period of ten (10) consecutive trading days prior to the date on which notice of redemption is given.  The Company must provide RVP with no less than 30-days written notice prior to the redemption.

RVP, LLC is entitled to broad-based, weighted average anti-dilution protection under the Subscription Agreement until the earlier of the consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 51% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a debt or equity raise in or more series of transactions of at least $3 million (the “Expiration Date”).  Under the Subscription Agreement, if prior to the Expiration Date the Company issues shares of Common Stock for a price per share less than $0.12 (a “Dilutive Issuance”), then the Company shall be obligated to issue and deliver to RVP, for no additional consideration, that number of shares equal to the difference between the number of shares determined by dividing $1,600,000 by the Broad-Based Weighted Average Price (as defined in the Subscription Agreement), less 13,333,333 shares.

In addition, if a prospective institutional investor introduced by RVP consummates an investment of $10 million or more in the Company during the twelve months following the date of the Subscription Agreement, the Company agrees to issue an additional five-year warrant to purchase 2,100,000 shares of Common Stock with an exercise price of $0.04 per share.

The Company issued and sold the Common Stock and Warrants to RVP in a private placement transaction made in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D, Rule 506 thereunder.  RVP is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

The foregoing descriptions of the Subscription Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Subscription Agreement and Form of Warrant filed as Exhibits 4.1 and 4.2 hereto, and each such exhibit is incorporated herein by reference.

This description does not constitute an offer to sell or the solicitation of an offer to buy any securities.  The Warrants sold in the private placement have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or applicable state securities laws.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2008, the Board of Directors (the “Board”) of the Company expanded the size of the Board from four to five directors, in accordance with our Amended and Restated Articles of Incorporation and our Bylaws.  Contemporaneously, the Board appointed, effective as of the execution of the Subscription Agreement, Dr. James H. Desnick, manager and member of RVP, to fill the vacancy created by the increase to our Board. This appointment became effective on July 29, 2008.

Dr. Desnick serves as a director of Zenith Medical Systems, LLC, MJ Investments, and Cardiac Imaging Centers of America, LLC.  Dr. Desnick began his career in private practice in late 1979 and subsequently founded Medical Management of America, Inc., a publicly traded company that Desnick took private in the early 1990's at which time he opened the Desnick Eye Centers.  Dr. Desnick’s Eye Centers pioneered major advancements in the field of ophthalmology, such as developing the no-stitch cataract procedure and establishing cataract surgery as an outpatient procedure are only and providing courtesy transportation services to patients is an extra level of care.  Along with the Desnick Eye Centers, Dr. Desnick was the Chairman and C.E.O. of Doctors Hospital Hyde Park on Chicago's south side for nearly eight years.  Dr. Desnick was also founder and chairman of a pharmaceutical company, Fast Rx, based in Miami, Florida in the late 1990's.  In 2005, Dr. Desnick opened Heart Scan of Chicago, a 5-star private CT imaging center that provides advanced, non-invasive cardiac technology available for heart disease diagnosis that provides a non-invasive means to a complete view of the heart and surrounding arteries and vessels in approximately ten minutes.

Pursuant to the Company’s standard director compensation package, Dr. Desnick shall receive, as a non-employee director, 25,000 fully vested shares of Common Stock of the Company per year of service as a member of the Board of Directors.

The Board has not yet determined the committees (if any) on which the new director will also serve.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.
4.1	Form of Subscription Agreement
4.2	Form of Warrant

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: August 4, 2008	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer

Index to Exhibits

Exhibit No.
4.1	Form of Subscription Agreement
4.2	Form of Warrant